EXHIBIT 10.5

Specialty Retail Group, Inc.

STOCK OPTION AGREEMENT

Optionee:   Steven E. Glass
Address:    1720 Post Road East
            Westport, Connecticut 06880

Total Number of Shares Subject to Option: 430,000

Exercise Price Per Share: $.05

Date of Grant:  February 1, 1997 ("Grant Date")

            1. Grant of Option. Specialty Retail Group, Inc., a Florida corporation ("SRG" or the "Company"), hereby grants, as of the Grant Date, to Steven E. Glass (the "Optionee") an option ("Option") to purchase all or any part of 430,000 shares of common stock, $.001 par value, of the Company (the "Shares") at the exercise price of $.05 per Share, subject to all of the terms and conditions of: (i) this Stock Option Agreement ("Agreement"); and (ii) the Exercise Notice and Agreement attached hereto as Exhibit A (the "Notice"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. This Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

            2. Vesting; Exercise Period of Option. The Shares subject to this Option shall vest, and this Option may be exercised, (a) as to 280,000 of the Shares on and after the date hereof; (b) as to 75,000 shares on the earlier of
(i) the date the Company's Building Blocks, Inc. subsidiary has completed, in all material respects, the reorganization of its business; and (ii) June 30, 1997, provided that in either case, Optionee's employment by SRG or a subsidiary has not terminated prior to such date other than as a result of a "Rights Continuation Termination" as defined in a letter agreement between SRG and Optionee dated January 24, 1997; and (c) as to 75,000 on June 30, 1997 provided that Optionee's employment by SRG or a subsidiary has not terminated prior to such date other than as a result of a Rights Continuation Termination and provided further that if a Rights Continuation Termination occurs prior to such vesting, such vesting shall be deferred until March 1, 1998, and if on that date SRG and/or a subsidiary shall have made all payments due under the aforesaid letter agreement and/or the Employment Agreement referred to therein, the Option shall not vest as to those shares. Options granted hereunder shall be exercisable for a period of six years from the date same vest as set forth above.

            3. Partial Exercise. Subject to Section 2 hereof, exercise of this Option may be made in part at any time and from time to time, except that this option may not be exercised as to fewer than one hundred (100) Shares unless such exercise is made with respect to all of the Shares as to which this Option is then exercisable.

            4. Manner of Exercise.

                   (a) This Option shall be exercisable by delivery to the Company of a Notice in the form attached hereto as Exhibit A which has been duly executed and completed by the Optionee.

                   (b) The Notice shall be accompanied by payment of the purchase price of the Shares being purchased as specified therein. Payment for the Shares shall be made in cash. In addition, the Committee, in its sole and absolute discretion, may, by written notice to the Optionee, permit payment for Shares purchased hereunder in any other form of legal consideration consistent with applicable law and any rules and regulations relating thereto, including, but not limited to, the execution and delivery of a full recourse promissory note by the Optionee to the Company.

                   (c) Subject to Section 7 hereof and provided that the Notice and payment are in form and substance satisfactory to the Committee and adequate provision has been made for the payment of any federal, state, local or foreign withholding obligations of the Company or any Subsidiary associated with such exercise, the Company shall issue the full number of Shares set forth in such Notice in the name of the Optionee or, if the Option was exercised by the Optionee's guardian or legal representative as a result of the legal incompetence of the Optionee, Optionee's guardian or legal representative, as the case may be.

            5. Nontransferability of Option. During the lifetime of the Optionee, this Option may be exercised only by the Optionee or, in the event of the legal incompetence of the Optionee, by his guardian or legal representative. This Option may not be transferred by the Optionee otherwise than by will or by the laws of descent and distribution. This Option may not be assigned, pledged or hypothecated by the Optionee whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge or hypothecation contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon this option, shall be null and void and without effect.

            6. No Obligation to Exercise Option. The grant of this Option imposes no obligation on the Optionee to exercise it.


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

            7. Securities Law Requirements. No Shares shall be issued hereunder unless and until: (i) the Company and the Optionee have taken all action required to register the Shares under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange.

            8. Adjustments upon Changes in Capitalization. In the event of any change in capitalization affecting the Shares subject to this Option, such as a stock dividend, stock split or recapitalization the Committee has the right, but not the obligation, to make proportionate adjustments with respect to: (i) the number of Shares which are subject to this Agreement and exercise price(s) associated therewith; and (ii) such other matters as shall be appropriate in light of the circumstances. If the Committee elects to so change the terms and provisions of this Agreement, the Committee shall notify the Optionee in writing and the terms and provisions contained therein, to the extant inconsistent with those contained herein, shall govern in all respects.

            9. Adjustment. (a) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations in which the Company will not survive as an independent, publicly owned corporation, or of a transfer of substantially all of the property or more than eighty percent (80%) of the then outstanding shares of Stock of the Company to another corporation, this Option shall terminate unless provision be made in writing in connection with such transaction for the continuance of the Plan and for the assumption of this Option, or the substitution for this Option of new options covering the shares of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of stock and prices in which event the Plan and this Option, or the new options substituted therefor, shall continue in the manner and under the terms so provided. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of Stock, and if provision is not made in such transaction for the continuance of the Plan and for the assumption of this Option or the substitution for this Option of new options covering the capital stock of a successor employer corporation or a parent or subsidiary thereof, then the Optionee shall be entitled, prior to the effective date of any such transaction, to purchase the full number of shares of Stock under this Option that the


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

Optionee would otherwise have been entitled to purchase during the remaining term of the Option. Upon the first purchase of shares of Stock pursuant to a tender offer or exchange offer, other than by the Company, for all or any part of the Stock, or upon the change in control of the Company other than pursuant to a tender offer, the Optionee shall be entitled, prior to the termination date of any such tender offer or at any time prior to and within two (2) weeks following such change of control to purchase the full number of shares of Stock under this Option that the Optionee otherwise would have been entitled to purchase during the remaining term of the Option.

                   (b) Adjustments under this paragraph shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued pursuant to the Option or any such adjustment. No such adjustment under this Section shall be made so as to constitute a modification, extension or renewal of this Option within the meaning of such terms as set forth in Section 425(h) of the Internal Revenue Code of 1986, as amended (the "Code"), or so as to prevent the Company or any other corporation or subsidiary thereof, if the Optionee shall become employed by such corporation by reason of the transaction in respect of which such adjustment is made, from being a corporation issuing or assuming this Option in a transaction to which
Section 425(a) of the Code applies.

            10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

            11. Entire Agreement. The Plan and the Notice are incorporated herein by reference. This Agreement, the Plan and the Notice constitute the entire agreement of the parties and supersede all prior undertakings, agreements, representations, warranties and understandings with respect to the subject matter hereof.

            12. Shareholders' Rights. Neither the nor any beneficiary or other person claiming under or through the Optionee shall acquire any rights as a shareholder of the Company by virtue of the Optionee having been granted the Option hereunder. Neither the Optionee nor any beneficiary or other person claiming under or through the Optionee will have any right, title or interest in or to any Shares, allocated or reserved under the Plan or subject to this Option except as to Shares, if any, that have been issued or transferred to the Optionee. No adjustment shall be made to the Option for dividends or distributions or other rights for which the record date is prior to the date of the exercise of this Option;


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

            13. No Right to Continue Services or Employment. Nothing contained in this Agreement, the Plan or the Notice shall be deemed to confer upon the Optionee any right to continue to render services to the Company, a Subsidiary or Affiliate, or affect the right of the Company, a Subsidiary, an Affiliate, the Board, the board of directors of a Subsidiary or an Affiliate, the shareholders of the Company or a Subsidiary, or the holders of interests in an Affiliate, as applicable, to terminate any consulting or employment relationship as the case may be, of the Optionee at any time with or without cause, reason or justification.

            14. Headings. The headings contained in this agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            15. Governing Law. This Agreement and all actions taken hereunder shall be enforced, governed and construed by and interpreted under the laws of the State of Florida applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof.

              16. Acknowledgement. The Optionee hereby acknowledges receipt of a copy of the Plan, represents that he has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and provisions of the Plan and this Agreement including the Notice. The Optionee further acknowledges that there may be tax consequences upon exercise of this Option or upon disposition of the Shares received on exercise of this Option and will rely on his own tax adviser with respect thereto.

                                          OPTIONEE:

                                          /s/ STEVEN E. GLASS
                                          --------------------------------------
                                          Steven E. Glass


                                          SPECIALTY RETAIL GROUP, INC.


                                          By:   /s/ KEVIN R. GREENE
                                                --------------------------------
                                                Kevin R.Greene,
                                                Chairman of the Board


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